UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 742-5531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders.

At our 2018 Annual Meeting of Stockholders (“2018 Annual Meeting”) 109,872,066 shares of the Company’s common stock were outstanding and entitled to vote at the meeting and 98,219,804 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the 2018 Annual Meeting, as well as the results of the votes cast at the meeting:

1.                                      To elect as Directors the ten nominees listed below and named in the Company’s Proxy Statement for one-year terms expiring in 2019.

Nominee	For	Against	Abstain	Broker Non-Vote
Kevin G. Cramton	88,057,052	386,668	81,990	9,694,094
Randy A. Foutch	86,982,456	1,483,497	59,757	9,694,094
Hans Helmerich	87,050,811	1,415,298	59,601	9,694,094
John W. Lindsay	87,766,760	706,145	52,895	9,694,094
Paula Marshall	84,661,867	3,789,370	74,473	9,694,094
Jose R. Mas	87,959,260	484,097	82,353	9,694,094
Thomas A. Petrie	87,957,186	486,378	82,146	9,694,094
Donald F. Robillard, Jr.	88,081,399	347,603	96,708	9,694,094
Edward B. Rust, Jr.	84,510,531	3,956,232	58,947	9,694,094
John D. Zeglis	81,909,039	6,557,015	59,656	9,694,094

2.                                      To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending September 30, 2018.

For	Against	Abstain	Broker Non-Vote
95,575,634	1,158,578	485,592	0

3.                                      To cast an advisory vote to approve the compensation of our executives disclosed in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Vote
81,892,965	6,190,629	442,118	9,694,094

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

Date: March 8, 2018	By:	/s/ Cara M. Hair
	Name:	Cara M. Hair
	Title:	Vice President, Corporate Services and Chief Legal Officer